                                6,666,667 Shares


                                  Common Stock
                           ($.01 Par Value Per Share)

                             UNDERWRITING AGREEMENT






_________ __, 2003

                UNDERWRITING AGREEMENT


                                                                , 2003
UBS Securities LLC
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
RBC Dain Rauscher Inc.
JMP Securities LLC
as Managing Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171

Ladies and Gentlemen:

         Technology Investment Capital Corp., a Maryland corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representatives, an aggregate of 6,666,667 shares (the "Firm Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,000,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

         The Company hereby acknowledges that in connection with the proposed offering of the Shares, it has requested UBS Financial Services Inc. ("UBS-FinSvc") to administer a directed share program (the "Directed Share Program") under which up to _______ Firm Shares, or [5]% of the Firm Shares to be purchased by the Underwriters (the "Reserved Shares"), shall be reserved for sale by UBS-FinSvc at the initial public offering price net of the sales concession to the Company's officers, directors and employees of BDC Partners, LLC, a Delaware limited liability company ("BDC Partners") (the "Directed Share Participants"), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied UBS-FinSvc with names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

         The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Se-curities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File No. 333-109055) including a prospectus, relating to the Shares. A Form N-54A Notification of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-00638) (the "Notification of Election") was filed with the Commission on September 23, 2003 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "Investment Company Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497(h) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 497(c) under the Act or Rule 430A and Rule 497(h) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus." As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

         The Company has entered into an amended and restated investment advisory agreement, dated as of _______, 2003 (the "Investment Advisory Agreement"), with Technology Investment Management, LLC (formerly known as BDC Management Company, LLC), a Delaware limited liability company registered as an investment adviser (the "Adviser") under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "Advisers Act").

         The Company has entered into an amended and restated administration agreement, dated as of _______, 2003 (the "Administration Agreement"), with BDC Partners.

The Company, the Adviser, the Adviser's managing member, BDC Partners and the Underwriters agree as follows:

         1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $15.00 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

         In addition, the Company hereby grants to the Underwriters severally the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by UBS Securities LLC ("UBS") on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof.

         2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on _______________, 2003 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of
Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

         Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

         Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Sidley Austin Brown & Wood LLP, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

         3. Representations and Warranties of the Company. The Company, the Adviser and BDC Partners, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

                  (a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the Investment Company Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Investment Company Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act, the Investment Company Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Company is eligible to use Form N-2; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the last Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the last Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectus and the Prospectus;

                  (b) the authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." All issued and outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of common stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder of the Company;

                  (c) when the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

                  (d) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

                  (e) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company (a "Material Adverse Effect");

                  (f) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable;

                  (g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                  (h) this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company;

                  (i) the Company is not in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder's behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) its charter or by-laws or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), the charter or by-laws of the Company or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company;

                  (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, except such as have been required by the Act and the Investment Company Act or under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

                  (k) except as set forth in the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as described in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

                  (l) except as described in the Prospectus, the Company has all necessary licenses, authorizations, consents and approvals (collectively, "Consents") and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business; the Company is not in violation of, or in default under, nor has the Company received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

                  (m) except as described in the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened to which the Company is or would be a party, or of which any of its properties is or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action suit, claim, investigation or proceeding which would not result in a judgment, decree or order either (A) having, individually or in the aggregate, a Material Adverse Effect or (B) preventing the consummation of the transactions contemplated hereby;

                  (n) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Prospectus, are independent public accountants with respect to the Company as required by the Act;

                  (o) subsequent to the respective dates as of which information is given in the Prospectus, and except as may be otherwise stated in the Registration Statement and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, prospects, regulatory environment, management, financial condition or results of operations of the Company;

                  (p) the Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of its directors and officers and each stockholder named in Exhibit A-1 hereto;

                  (q) the Company owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Company, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a Material Adverse Effect, and the Company has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;

                  (r) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge after due inquiry, any other party to any such contract or agreement;

                  (s) the Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

                  (t) the Company has duly authorized, executed and delivered the non-binding commitments relating to the loans as described in the Registration Statement and the Prospectus under the caption "Business";

                  (u) neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus;

                  (v) neither the Company nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (w) [to the Company's knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Prospectus];

                  (x) the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act and the applicable published rules and regulations thereunder;

                  (y) the approvals by the board of directors and the sole stockholder of the Company of the Investment Advisory Agreement and the amended and restated sub-advisory agreement between the Company, the Adviser, BDC Partners and Hill Street Advisors LLC the ("Sub-Adviser") dated as of [_________], 2003 (the "Sub-Advisory Agreement") have been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be business development companies under the Investment Company Act;

                  (z) except as disclosed in the Registration Statement and the Prospectus; (i) no person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act and the Advisers Act, and the applicable published rules and regulations thereunder and (ii) no director of the Company is an "interested person" (as defined in the Investment Company Act) of the Company or an "affiliated person" (as defined in the Investment Company Act) of any of the Underwriters;

                  (aa) the Company has duly elected to be treated by the Commission under the Investment Company Act as a business development company, such election is effective and all required action has been taken by the Company under the Act and the Investment Company Act to make the public offering and consummate the sale of the Shares as provided in this Agreement; the provisions of the corporate charter and by-laws of the Company and the investment objectives, policies and restrictions described in the Prospectus, assuming they are implemented as so described, will comply in all material respects with the requirements of the Investment Company Act;

                  (bb) the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder;

                  (cc) the Company has not offered Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully
         (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its respective products or services.

         In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as the case may be, as to matters covered thereby, to each Underwriter.

         4. Representations and Warranties of the Adviser and BDC Partners: The Adviser and BDC Partners, jointly and severally, represent and warrant to the Underwriters that:

                  (a) each of the Adviser and BDC Partners has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute and deliver this Agreement; the Adviser has full power and authority to execute and deliver the Investment Advisory Agreement; and each of the Adviser and BDC Partners is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

                  (b) the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus (or any amendment or supplement thereto). There does not exist any proceeding or, to the Adviser's knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

                  (c) except as described in the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the knowledge of the Adviser and BDC Partners, contemplated to which either the Adviser or BDC Partners or any of its members and officers is or would be a party or of which any of its properties is or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action suit, claim, investigation or proceeding which would not result in a judgment, decree or order either (A) having, individually or in the aggregate, a Material Adverse Effect or (B) preventing the consummation of the transactions contemplated hereby;

                  (d) neither the Adviser nor BDC Partners is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder's behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) its limited liability company operating agreement or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or BDC Partners is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser or BDC Partners, and the execution, delivery and performance of this Agreement (and with respect to the Adviser only, the Investment Advisory Agreement and with respect to BDC Partners only, the Administration Agreement) and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), the charter, limited liability company operating agreement or by-laws of the Adviser or BDC Partners or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser or BDC Partners is a party or by which it or its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Adviser or BDC Partners;

                  (e) this Agreement has been duly authorized, executed and delivered by the Adviser and BDC Partners, the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser, and the Administration Agreement has been duly authorized, executed and delivered by BDC Partners; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and BDC Partners, respectively, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
         (ii) rights to indemnification and contribution may be limited by equitable principles of general applicability or by state or federal securities laws or the policies underlying such laws;

                  (f) the description of the Adviser, BDC Partners and the Sub-Adviser in the Prospectus, as amended or supplemented, complied and comply in all material respects with the provisions of the Advisers Act and the applicable published rules and regulations thereunder, and prior to the time of purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (g) each of the Adviser and BDC Partners has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Investment Advisory Agreement (and with respect to BDC Partners only, the Administration Agreement);

                  (h) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Prospectus, there has not been (A) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, prospects, regulatory environment, management, financial condition or results of operations of the Adviser or BDC Partners, (B) any transaction which is material to the Adviser or BDC Partners or (C) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Adviser or BDC Partners, which is material to the Adviser or BDC Partners, respectively;

                  (i) except as described in the Prospectus, each of the Adviser and BDC Partners has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents would not, individually or in the aggregate, have a material adverse effect; neither the Adviser nor BDC Partners is in violation of, or in default under, nor has the Adviser or BDC Partners received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser and BDC Partners, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect; and

                  (j) neither the Adviser, BDC Partners nor any of their respective members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.

                  (k) the Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or BDC Partners, as applicable, plans to terminate employment with the Company, the Adviser or BDC Partners or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser;

         5. Certain Covenants of the Company, the Adviser and BDC Partners. The Company, the Adviser and BDC Partners, jointly and severally, agree that:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect for a period of nine months from the date hereof for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction or subject itself to any tax (except service of process with respect to the offering and sale of the Shares) where it is not now so qualified or subject; and to promptly advise you of the receipt by the Company of any notification with respect to (I) the suspension of the qualification of the Shares for sale in any jurisdiction or (II) the initiation or threatening of any proceeding for such purpose;

                  (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration

         Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                  (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you as promptly as is reasonably practicable and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 497(h) under the Act (which the Company agrees to file in a timely manner under such Rule);

                  (d) to advise you as promptly as is reasonably practicable, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use every reasonable effort to obtain the lifting or removal of such order as soon as reasonably practicable; to advise UBS Securities LLC as soon as reasonably practicable of any intention to amend or supplement the Registration Statement or the Prospectus and to provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

                  (e) subject to Section 5(d) hereof, to file as soon as reasonably practicable all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

                  (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

                  (g) to advise the Underwriters as promptly as is reasonably practicable of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriters as promptly as is reasonably practicable any such amendment or supplement to such Prospectus as may be necessary to reflect any such change;

                  (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than March, 2005;

                  (i) to furnish each of you with copies of the Registration Statement and Notification of Election, each as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto);

                  (j) to furnish to you as promptly as is reasonably practicable and, upon request, to each of the other Underwriters for a period of one year from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company;

                  (k) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(d) hereof;

                  (l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (m) the Company, during a period of two years from the effective date of the Company's election to be a business development company, will use its best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

                  (n) the Company will use its best efforts to qualify for and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the Investment Company Act; provided that, at the discretion of the Company's board of directors, it may elect not to be so treated;

                  (o) the Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the officers and directors of the Company, in their capacities as such, to comply with such laws, rules and regulations, including without limitation, the provisions of the Sarbanes-Oxley Act;

                  (p) the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the Investment Company Act and the applicable published rules and regulations thereunder (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirement under the Investment Company Act and the applicable published rules and regulations thereunder and the Code; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (q) the Company will establish and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

                  (r) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq National Market System ("Nasdaq NMS") and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged (subject to consent of the Company) in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the offer and sale of the Reserved Shares, including the reasonable costs and expenses of UBS-FinSvc and the Underwriters, including the fees and disbursement of counsel for the Underwriters, and (ix) the performance of the Company's other obligations hereunder;

                  (s) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 180 days after the date hereof (the "Lock-Up Period"), without the prior written consent of UBS, except for
         (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the

         Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus;

                  (t) to use its best efforts to cause the Common Stock to be listed for quotation on the Nasdaq NMS;

                  (u) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

                  (v) to use its reasonable best efforts to ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation for such period and to such extent as may be required by the NASD and its rules; and to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

         6. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(r) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel reasonably incurred in connection with this Agreement on the Offering contemplated hereof.

         7. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company, the Adviser and BDC Partners on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company, the Adviser and BDC Partners of each of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Shearman & Sterling LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Sidley Austin Brown & Wood LLP, counsel for the Underwriters, stating that:

                           (i) to such counsel's knowledge, none of the Shares
                  was issued in violation of any preemptive rights arising under any agreement to which the Company is a party;

                           (ii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this

                  Agreement and the Investment Advisory Agreement, and the issuance of the Shares will not (a) contravene any provision of the laws of the State of New York or the federal laws of the United States or, to such counsel's knowledge, any decree, judgment or order applicable to the Company pursuant to any New York State or U.S. federal statute by any court or governmental agency or body having jurisdiction over the Company, other than the securities or blue sky laws of the various states, as to which we express no opinion, or (b) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) any of the agreements set forth on Schedule 1 to the Officer's Certificate attached hereto as Annex A (except for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect);

                           (iii) to such counsel's knowledge, there are no legal
                  or governmental proceedings pending or threatened to which the Company is a party or to which the properties of the Company are subject that are required under the Act to be described in the Registration Statement and the Prospectus and that are not so described, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold under this Agreement;

                           (iv) this Agreement and the Investment Advisory
                  Agreement have been duly executed and delivered by the Company (to the extent that execution and delivery are matters governed by New York law),

                           (v) the Investment Advisory Agreement contains the
                  provisions required by Section 205 of the Advisers Act,
                  Section 15 of the Investment Company Act [as if though such sections apply to the Investment Advisory Agreement];

                           [(vi) (A) the Registration Statement, including the
                  Prospectus, the Notification of Election and each amendment or supplement to the Registration Statement filed to date, the Prospectus and the Notification of Election, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the Act, the Investment Company Act and the rules and regulations thereunder; and (B) the Company is eligible to use Form N-2 and the conditions to use such form have been satisfied;]

                           (vii) the form of certificate used to evidence the
                  Shares complies on its face in all material respects with all applicable statutory requirements, with any applicable requirements of the Nasdaq NMS;]

                           (viii) to such counsel's knowledge, no approval,
                  authorization, consent or license of any New York State or U.S. federal governmental or regulatory commission, board, body or authority or agency, is necessary or required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Act, the Investment Company Act, the rules of the NASD and the securities or blue sky laws of the various states in which the Shares are being offered, as to which we express no opinion;

                           (ix) the Company is not and, after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus will not be, required to register as an "investment company" as defined in the Investment Company Act;

                           (x) the statements in the Registration Statement and
                  the Prospectus under the captions "Certain Relationships," "Description of Capital Stock" and "Underwriting," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information summarized therein;

                           (xi) the statements in the Registration Statement and
                  the Prospectus under the caption "Material U.S. federal income tax considerations" insofar as such statements constitute a summary of the U.S. federal tax laws referred to therein, are accurate and fairly summarize in all material respects the U.S. federal tax laws referred to therein;

                           (xii) the Investment Advisory Agreement and the
                  Sub-Advisory Agreement have been approved by the Board of Directors and initial shareholder of the Company in accordance with the procedural requirements of Section 15 of the Investment Company Act [as though such section were applicable thereto];

                           (xiii) the Adviser has been duly formed and is
                  validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute and de-liver this Agreement; [the Adviser has full power and authority to execute and deliver the Investment Advisory Agreement; and the Adviser is duly qualified to do business as a foreign limited liability company and is in good standing in each other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;]

                           (xiv) the Adviser is duly registered with the
                  Commission as an investment adviser under the Advisers Act and, to such counsel's knowledge, is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Investment Advisory Agreement as investment adviser to the Company, as contemplated by the Registration Statement and the Prospectus; and, to such counsel's knowledge, there does not exist any proceeding pending or threatened, which could reasonably be expected to adversely affect the registration of the Adviser with the Commission;

                           (xv) to such counsel's knowledge, there are no legal
                  or governmental proceedings pending or threatened to which the Adviser is a party or to which the properties of the Adviser are subject that are required under the Act to be described in the Registration Statement and the Prospectus and are not so described, or which seek to restrain, enjoin, prevent the consummation of the issuance or sale of the Shares to be sold under this Agreement;

                           (xvi) to such counsel's knowledge, the Adviser is not
                  in breach or violation of, or in default under, nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder's behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under, its limited liability company operating agreement or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party or by which it or its properties may be bound or affected, or under any New York State or U.S. federal law, regulation or rule or any decree, judgment or order applicable to the Adviser, except in each case for any such breach, violation or default which would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement (and with respect to the Adviser only, the Investment

                  Advisory Agreement) and consummation of the transactions contemplated thereby, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), the limited liability company operating agreement of the Adviser or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party or by which it or its properties may be bound or affected, or any New York State or U.S. federal law, regulation or rule or any decree, judgment or order applicable to the Adviser, except in each case for any such conflict, breach or violation which would not have a Material Adverse Effect;

                           (xvii) this Agreement has been duly executed and
                  delivered by the Adviser (to the extent that execution and delivery are matters governed by the law of the State of New
                  York), and the Investment Advisory Agreement has been duly executed and delivered by the Adviser (to the extent that execution and delivery are matters governed by the law of the State of New York);

                           (xviii) to such counsel's knowledge, no further
                  Consents, authorizations, approvals or filings are required under any New York State or U.S. federal law, regulation or rule in order to perform its obligations under the Investment Advisory Agreement, other than an application to become registered with the Commission as an investment adviser under the Advisers Act prior to the Company electing to become a business development company under the Investment Company Act;

                           (xix) the Company has filed the Notice of Election
                  with the Commission pursuant to Section 54(a) of the Investment Company Act;][Move to comment, as with effectiveness of Registration Statement above?]

         [In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).]

                  (b) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Venable LLP, Maryland counsel for the Company, addressed to the Underwriters and dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, and in form reasonably satisfactory to Sidley Austin Brown & Wood LLP, stating that:

                           (i) the Company is a corporation duly incorporated
                  and existing under and by virtue of the laws of the State of Maryland and is in good standing with the Maryland State Department of Assessments and Taxation;

                           (ii) the Company has the corporate power to own,
                  lease and operate its property or assets and to conduct its business in all material respects as described in the Registration Statement and the Prospectus under the caption "Business";

                           (iii) the Common Stock of the Company conforms as to
                  legal matters in all material respects to the description thereof in the Registration Statement and the Prospectus under the caption "Description of Our Capital Stock";

                           (iv) the sale and issuance of the Shares have been
                  duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the resolutions authorizing their issuance, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to preemptive rights or other similar rights under the Maryland General Corporation Law ("MGCL") or the charter or the bylaws;

                           (v) the form of certificate representing shares of
                  the Common Stock complies with the applicable requirements of the MGCL, the charter and the bylaws;

                           (vi) the Company has the corporate power to enter
                  into this Agreement and the Investment Advisory Agreement. The execution and delivery of this Agreement and the Investment Advisory Agreement have been duly authorized by all necessary cor-porate action of the Company. This Agreement and the Investment Advisory Agreement have each been duly executed and, so far as is known to such counsel, delivered by the Company;

                           (vii) so far as is known to such counsel, the
                  execution and delivery of this Agreement and the Investment Advisory Agreement and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of the charter or bylaws or any Maryland law or regulation, or any order or decree of any Maryland governmental authority applicable to the Company (other than any law, regulation, order or decree in connection with the securities laws of the State of Maryland, as to which no opinion is hereby expressed); and

                           (viii) the statements in the Registration Statement
                  and the Prospectus under the captions "Description of Our Capital Stock" and "Risk Factors - Risks Relating to this Offering - Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock", in each case insofar as such statements purport to summarize certain provisions of Maryland law, the Charter or the bylaws, are accurate in all material respects.

                  (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Willkie Farr & Gallagher, counsel for the Sub-Adviser, addressed to the Underwriters and dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, and in form reasonably satisfactory to Sidley Austin Brown & Wood LLP, stating that:

                           (i) the Sub-Adviser has been duly formed and is
                  validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver the Sub-Advisory Agreement; and the Sub-Adviser is duly qualified to do business as a foreign limited liability company and is in good standing in each other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

                           (ii) the form of the Sub-Advisory Agreement between
                  the Adviser and the Sub-Adviser contains the provisions required by Section 205 of the Advisers Act, Section 15 of the Investment Company Act and the applicable rules thereunder;

                           (iii) the Sub-Adviser is duly registered with the
                  Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Sub-Advisory Agreement as contemplated by the Registration Statement and the Prospectus. To such counsel's knowledge, there does not exist any proceeding, pending or threatened, which could reasonably be expected to adversely affect the registration of the Sub-Adviser with the Commission; and

                           (iv) to such counsel's knowledge, the Sub-Adviser has
                  all Consents and has made all necessary filings required under any federal or New York law, regulation or rule, in order to perform its obligations under the Sub-Advisory Agreement.

                  (d) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Satterlee Stephens Burke & Burke LLP, counsel for BDC Partners, addressed to the Underwriters and dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, and in form reasonably satisfactory to Sidley Austin Brown & Wood LLP, stating that:

                           (i) BDC Partners has been duly formed and is validly
                  existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement and the Administration Agreement; and BDC Partners is duly qualified to do business as a foreign limited liability company and is in good standing in each other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and

                           (ii) BDC Partners has all Consents and has made all
                  necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business; BDC Partners is not in violation of, or in default under, nor has BDC Partners received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to BDC Partners, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect

                  (e) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

                  (f) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraphs (iv), (v) and
         (vii)(A) and the last subparagraph of Section 7(a).

                  (g) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you reasonably object in writing.

                  (h) The Registration Statement shall become effective not later than 5:30 p.m. New York City time, on the date of this Agreement and the Prospectus shall have been filed with the Commission pursuant to Rule 497(c) or Rule 497(j) under the Act, and if Rule 430A under the Act is used, under Rule 497(h) under the Act at or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m., New York City time, on the date of this Agreement.

                  (i) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (j) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company shall occur or become known.

                  (k) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

                  (l) You shall have received at the time of purchase and the additional time of purchase, as the case may be, a certificate of the Sub-Adviser, dated the time of purchase or the additional time of purchase, as the case may be, and in form reasonably satisfactory to counsel for the Underwriters, in the form as set forth in Exhibit C hereto.

                  (m) You shall have received signed Lock-up Agreements referred to in Section 3(p) hereof.

                  (n) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

                  (o) The Shares shall have been approved for quotation on the Nasdaq NMS, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

         8. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

         The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, which would, in UBS' judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq NMS; (ii) a general moratorium on commercial banking activities declared by ei-ther federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (iv) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in UBS' judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

         If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing.

         If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement (other than due to a default in performance by the Underwriters) for if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(s), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

         9. Increase in Underwriters' Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

         Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

         If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provi-sion, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

         The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A.

         If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. Indemnity and Contribution.

             (a) (1) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the corporate successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the Investment Company Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) the Directed Share Program, provided that neither the Company, the Adviser nor BDC Partners shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program.

         (2) The Adviser and BDC Partners, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and each other person specified in subsection (a)(1) of this Section 10 from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) any such Underwriter or any such other person may incur as specified in such subsection, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (x) any of the matters specified in clauses (i) through (iii) of subsection (a)(1) of this Section 10 or (y) any untrue statement or alleged untrue statement made by the Adviser or BDC Partners in Section 4 hereof.

         (3) If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company, the Adviser or BDC Partners pursuant to the foregoing subsections (a)(1) and (a)(2), such Underwriter or such person shall promptly notify the Company, the Adviser or BDC Partners, as applicable, in writing of the institution of such Proceeding and the Company, the Adviser or BDC Partners shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company, the Adviser or BDC Partners shall not relieve the Company, the Adviser or BDC Partners from any liability which the Company, the Adviser or BDC Partners may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company, the Adviser or BDC Partners in connection with the defense of such Proceeding or neither the Company, the Adviser or BDC Partners shall have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company, the Adviser or BDC Partners (in which case neither the Company, the Adviser nor BDC Partners shall have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Company, the Adviser or BDC Partners as applicable and paid as incurred (it being understood, however, that neither the Company, the Adviser nor BDC Partners shall be liable for the expenses of more than one separate counsel (in addition to any reasonably necessary local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Company, the Adviser nor BDC Partners shall be liable for any settlement of any Proceeding effected without its written consent, [which consent shall not be unreasonably withheld], but if settled with the written consent of the Company, the Adviser or BDC Partners, the Company, the Adviser or BDC Partners agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sen-tence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

         (4) The Company, the Adviser and BDC Partners, jointly and severally, agree to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of subsection (a)(1) of this Section 10, or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company, the Adviser or BDC Partners for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Share Program, provided that neither the Company, the Adviser nor BDC Partners shall be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc. Subsection (a)(3) of this Section 10 shall apply equally to any Proceeding brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Company, the Adviser or BDC Partners pursuant to the foregoing sentence; except that the Company, the Adviser and BDC Partners shall be liable for the expenses of one separate counsel (in addition to any reasonably necessary local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.

         (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, the Adviser and BDC Partners, their members and officers, and any person who controls the Company, the Adviser or BDC Partners within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Adviser or BDC Partners or any such person may incur under the Act, the Exchange Act, the Investment Company Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

         If any Proceeding is brought against the Company, the Adviser or BDC Partners or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Adviser or BDC Partners or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Adviser or BDC Partners or any such person or otherwise. The Company, the Adviser or BDC Partners or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Adviser or BDC Partners or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter, [which consent shall not be unreasonably withheld], but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Adviser or BDC Partners and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
(iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

         (c) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party (as specified in the subsection under which indemnification was sought) shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and BDC Partners on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and BDC Partners on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and BDC Partners on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company, the Adviser and BDC Partners on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Adviser and BDC Partners or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

         (d) The Company, the Adviser and BDC Partners and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

             (e) The indemnity and contribution agreements contained in this
Section 10 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company, the Adviser or BDC Partners within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Adviser and BDC Partners and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers, the Adviser and BDC Partners or members or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

         11. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the [_____ and _____] paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 10 hereof.

         12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention:
Syndicate Department, facsimile no. (212) 821-4998, with a copy to (for informational purposes only): Attention: Legal Department, facsimile no. (212) 821-4042 and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 8 Sound Shore Drive, Suite 215, Greenwich, Connecticut 06830, Attention: Corporate Secretary, facsimile no. (203) 661-6331.

         13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

         15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be as effective as delivery of a manually executed counterpart.

         17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

         18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

         If the foregoing correctly sets forth the understanding between the Company, the Adviser and BDC Partners and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company, the Adviser and BDC Partners and the Underwriters, severally.

                                Very truly yours,

                                Technology Investment Capital Corp.


                                By:
                                   ------------------------------------
                                   Name:
                                   Title:

                                Technology Investment Management, LLC


                                By: BDC Partners, LLC,
                                    its Managing Member


                                By:
                                   ------------------------------------
                                   Name:
                                   Title:


                                BDC Partners, LLC


                                By:
                                   ------------------------------------
                                   Name:
                                   Title:

Accepted and agreed to as of the
date first above written, on
behalf of themselves
and the other several Underwriters
named in Schedule A

UBS SECURITIES LLC
JEFFERIES & COMPANY, INC.
LEGG MASON WOOD WALKER, INCORPORATED
RBC DAIN RAUSCHER INC.
JMP SECURITIES LLC



By: UBS SECURITIES LLC                       By: JEFFERIES & COMPANY, INC.


By:                                          By:
    ---------------------------                  --------------------------
    Name:                                        Name:
    Title:                                       Title:


By:
    ---------------------------
    Name:
    Title:


By: LEGG MASON WOOD WALKER, INCORPORATED     By: RBC DAIN RAUSCHER INC.


By:                                          By:
    ---------------------------                  --------------------------
    Name:                                        Name:
    Title:                                       Title:


By: JMP SECURITIES LLC


By:
    ---------------------------
    Name:
    Title:

SCHEDULE A

                                                                 Number of
Underwriter                                                      Firm Shares
-----------                                                      -----------
UBS SECURITIES LLC
JEFFERIES & COMPANY, INC.
LEGG MASON WOOD WALKER, INCORPORATED
RBC DAIN RAUSCHER INC.
JMP SECURITIES LLC


                                                                 --------------
                                Total........................
                                                                 ==============

                                    EXHIBIT A


                       Technology Investment Capital Corp.


                                  Common Stock

                           ($.01 Par Value Per Share)

                                                                          [Date]


UBS Securities LLC
Jefferies & Company, Inc.
Legg Mason Wood Walker, Incorporated
RBC Dain Rauscher Inc.
JMP Securities LLC
As Representatives of the several Underwriters

c/o UBS Securities LLC
     299 Park Avenue
     New York, New York 10171

Ladies and Gentlemen:

         This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by Technology Investment Capital Corp. (the "Company") and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "Offering") of Common Stock, par value $.01 per share, of the Company (the "Common Stock").

         In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 180 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned or by action of law, provided that, in the case of disposition to any trust, such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement.

         In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

         If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or
(iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

                                     Yours very truly,

                                     ------------------------------------------
                                     Name:

                                   EXHIBIT A-1



                                    [TO COME]

                                    EXHIBIT B

                              Officers' Certificate

1.       I have reviewed the Registration Statement and the Prospectus.

2. The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3. The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4. The conditions set forth in paragraphs (f) and (g) of Section 6 of this Agreement have been met.

5. The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.

                                EXHIBIT C


1. The Sub-Adviser has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement; and the Sub-Adviser is duly qualified to do business as a foreign entity and is in good standing in each other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

2. The form of the Sub-Advisory Agreement between the Adviser and the Sub-Adviser contains the provisions required by Section 205 of the Advisers Act, Section 15 of the Investment Company Act and the applicable rules thereunder.

3. The Sub-Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting under the Sub-Advisory Agreement as contemplated by the Prospectus. There does not exist any proceeding pending or, to the Sub-Adviser's knowledge, threatened the existence of which could reasonably be expected to adversely affect the registration of the Sub-Adviser with the Commission.

4. The description of the Sub-Adviser in the Prospectus complies in all material respects with the provisions of the Advisers Act and the applicable published rules and regulations thereunder and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. The Sub-Adviser has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business; the Sub-Adviser is not in violation of, or in default under, nor has the Sub-Adviser received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser and BDC Partners, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                                      C-1